UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 20, 2025
Date of Report (date of earliest event reported)

GENUINE PARTS COMPANY
(Exact name of registrant as specified in its charter)

GA		001-05690	58-0254510
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2999 WILDWOOD PARKWAY,
ATLANTA,	GA		30339
(Address of principal executive offices)			(Zip Code)

(678) 934-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	GPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 20, 2025, Genuine Parts Company (the "Company") entered into a fifth amendment (the "Amendment") to its existing syndicated facility agreement, dated October 30, 2020, by and among the Company, UAP, Inc., certain designated Company subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, domestic swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., acting through its Toronto Branch, as Canadian swing line lender and the other lenders and L/C issuers from time to time party thereto (the "Unsecured Revolving Credit Facility").
The primary purposes of the Amendment were to expand the borrowing capacity under the Unsecured Revolving Credit Facility from $1.5 billion to $2.0 billion and extend the maturity date of the Unsecured Revolving Credit Facility from October 30, 2026 to March 20, 2030.
The foregoing summary of the Amendment does not purport to be complete and is qualified by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 5 to the Syndicated Facility Agreement, dated as of March 20, 2025
104	The cover page from this current report on Form 8-K, formatted in inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

Date: March 21, 2025	By:	/s/ Bert Nappier
Name: Bert Nappier
Title: Executive Vice President and CFO